EQUITABLE
Equitable Financial Life Insurance Company
Equitable Financial Life Insurance Company of America
Mailing address: PO Box 1047, Charlotte NC 28201-1047
Application for Individual Life Insurance—Part 1
Proposed Insured
1. Name (First, Middle, Last)
2. Primary Address
City County State Zip
3. Cell/Mobile Number Preferred Telephone Number (if other than cell)
4. Email Address
5. Date of Birth (mm/dd/yyyy) 6. Place of Birth (Country/State)
7. SSN 8. Gender Male Female
9. Driver’s License# State Exp. Date (mm/dd/yyyy) If no DL, provide Government ID# State Exp. Date (mm/dd/yyyy) 10. Are you a U.S. Citizen? Yes No (If “No,” STOP please complete the Foreign Residence/Travel Questionnaire.)
11. Complete only if this application involves a Conversion or Purchase Option that requires Underwriting Term Conversion Rider Conversion Purchase Option
STOP (If any option is selected above, please complete the Term Rider/Policy Conversion or Purchase Option Questionnaire and this full application. If no underwriting is required, please complete the Term Conversion Application.)
Employment
12. Status: Employed (Complete questions 13 – 16) Unemployed Retired Homemaker Student 13. Employer Name 14. Current Occupation 15. Worksite Address City State Zip 16. Years at Current Job
Income
If the Proposed Insured is a minor, please provide information for Parent/Guardian
17. Gross Annual Earned Income
Gross Annual Unearned Income Source of Unearned Income Gross Annual Household Income Total Household Net Worth
Other Insurance
18. Does the Proposed Insured have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? Yes No 19. Will the coverage applied for replace, change or affect any existing policy(ies) or contract(s) for the Proposed Insured? Yes No
List the details below for any “Yes” answer to questions 18 and/or 19 (Type: P=Personal, B=Business, G=Group, A=Annuity)
Company Name Face Amount Policy or Year Replaced, 1035 Exch. Type Contract Issued Changed or Number Affected
Y N Y N Y N Y N Y N Y N
X04498_ICC
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Other Insurance (continued)
20. Does the Proposed Insured have any other formal life insurance applications pending with this or any other company? Yes No
List the details below for “Yes” answer to question 20
Company Name Total Amount (Policy Face Amount plus Additional Competitive
Benefits and/or Riders)✓✓
21. Including this application and any pending applications with our Companies or any outside Company, what is the total amount of insurance you plan to accept on the Proposed Insured? $
Personal History
STOP Please complete the Personal History Questionnaire
STOP For Juvenile Insurance Applications, please complete the Juvenile Insurance Questionnaire (ages 0-14; 0-17 in PA)
Medical Certification
Please complete when submitting medical examinations from another insurance company or if any medical information has been submitted prior to the application.
22. Name of Insurance Company Date of Exam (mm/dd/yyyy) 23. To the best of your knowledge or belief, have there been any changes to the statements in the examination? Yes No 24. Have you consulted a medical doctor or other practitioner since the examination listed above? Yes No
(If “Yes,” STOP please complete a Medical Information Questionnaire.)
Proposed Owner Purpose of Insurance
Only complete if Proposed Insured is Owner/Individually Owned
25. Income Replacement Mortgage/Debt Repayment Estate Planning Charitable/Gifting Other Individually owned policy for Business Insurance purposes STOP (Please complete the Individually Owned Policy/Business
Insurance Questionnaire.)
Owner Type
26. Individually Owned Proposed Insured is owner (Continue to Beneficiary Section)
Owner is other than the Proposed Insured. (Please complete the information below in the General
Information Section.)
Business/Entity Owned STOP (Please complete the Entity Owner Questionnaire for New Business.)
Trust Owned STOP (Please complete the Trust Owner Questionnaire and Certification form.)
27. This is a Qualified Plan STOP (Please complete the Basic Installation Information form.)
(Not applicable to COIL or fixed products.)
General Information for Proposed Individual Owner
Including business agreements when the Proposed Owner is an individual
28. Proposed Owner Name (First, Middle, Last) 29. Primary Address
City County State Zip 30. Cell/Mobile Number Preferred Telephone Number (if other than cell) 31. Email Address 32. SSN 33. Date of Birth (mm/dd/yyyy)
34. Driver’s License# State Exp. Date (mm/dd/yyyy) If no DL, provide Government ID# State Exp. Date (mm/dd/yyyy) 35. Are you a U.S. Citizen? Yes No (If “No,” STOP please complete the Foreign Residence/Travel Questionnaire.)
36. Relationship to Insured
37. Gross Annual Income (Earned and Unearned) Total Household Net Worth
ICC22-LIFE-App Page 2 of 8

General Information for Proposed Individual Owner (continued)
38. Joint Proposed Owner Name (First, Middle, Last) 39. Primary Address
City County State Zip 40. Cell/Mobile Number Preferred Telephone Number (if other than cell) 41. Email Address 42. SSN 43. Date of Birth (mm/dd/yyyy)
44. Driver’s License# State Exp. Date (mm/dd/yyyy) If no DL, provide Government ID# State Exp. Date (mm/dd/yyyy) 45. Are you a U.S. Citizen? Yes No (If “No,” STOP please complete the Foreign Residence/Travel Questionnaire.)
46. Relationship to Insured
47. Gross Annual Income (Earned and Unearned) Total Household Net Worth
Other Insurance
48. Does the Proposed Owner(s) have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? Yes No 49. Will the coverage applied for replace, change or affect any existing policy(ies) or contract(s) for the Proposed Owner(s)? Yes No
List the details below for any “Yes” answer to questions 48 and/or 49 (Type: P=Personal, B=Business, G=Group, A=Annuity)
Company Name Face Amount Policy or Year Replaced, 1035 Exch. Type Contract Issued Changed or Number Affected Yes No Yes No Yes No Yes No Yes No Yes No
STOP For additional Joint Owners provide all required information (answers to questions 38—49) in the Remarks section.
Beneficiary Information
50. If no contingent beneficiary is named, the contingent beneficiary will be: (1) the Proposed Insured’s surviving children, if any, in equal shares; or (2) if the Proposed Insured has no surviving children, the contingent beneficiary will be the Proposed Insured’s estate. If beneficiary is a Trust other than the Proposed Owner, include full name and date of Trust. Total percentage must equal 100% for each category of beneficiary and be in whole numbers.
Please use the Remarks section if you need to include additional beneficiaries in either category. (P = Primary,
C = Contingent)
Primary Beneficiary is Proposed Owner
P C Name/Trustee % Address (Street, City, State, Zip) Relationship to Proposed Insured Date of Birth/Date of Trust SSN/TIN Preferred Telephone Number Email P C Name/Trustee % Address (Street, City, State, Zip) Relationship to Proposed Insured Date of Birth/Date of Trust SSN/TIN Preferred Telephone Number Email P C Name/Trustee % Address (Street, City, State, Zip) Relationship to Proposed Insured Date of Birth/Date of Trust SSN/TIN Preferred Telephone Number Email
Section/Additional Comments
ICC22-LIFE-App Page 3 of 8

Plan
51. Backdate to save age Yes No Maximum of 6 months prior to application date. (Premiums for insurance coverage begin on the backdated Register Date. If bank draft is selected, multiple premiums may be deducted from your account.)
Please refer to the illustration for product specific details needed below.
IUL VUL Term
52. Product Name: Product Name: Product Name: 53. Face Amount$ Face Amount$ Face Amount$
STOP VUL Investment Supplement
STOP IUL Investment Supplement or COIL Institutional Series N/A required Investment Options Supplement required.
54. Optional Benefits/Riders Optional Benefits/Riders Optional Benefits/Riders
Disability Waiver/Monthly Disability Waiver/Monthly Disability Premium Waiver Deductions Deductions Children’s Term Insurance Cash Value Plus Rider Disability Waiver/Premiums Amount$ Option to Purchase Add. Insurance Cash Value Plus Rider STOP (Complete CTIR Questionnaire) Amount$ Option to Purchase Add. Insurance Other
Children’s Term Insurance Amount$ (as allowed/available by product)
Amount$ Children’s Term Insurance
STOP (Complete CTIR questionnaire) Amount$
STOP (Complete CTIR questionnaire)
Return of Premium Death Benefit
Premium % (15% to 100%) Integrated Term Rider: Accumulation % (0% to 6%) Face Amount $ Long-Term Care Services Rider Target Amount $
STOP (Complete LTCSR questionnaire) (Base + ITR Face) (For COIL only)
Long-Term Care Services Rider Charitable Legacy
STOP (Complete LTCSR questionnaire) STOP (Complete Charitable Beneficiary
Information in the chart below.) Charitable Legacy
Other STOP (Complete Charitable Beneficiary
(as allowed/available by product) Information in the chart below.)
Other
(as allowed/available by product)
55. Charitable Beneficiary Information
Name of Qualified Charitable
Address 501(c) Tax ID†† %Share Organization†
† A qualified charitable organization is one that is exempt from federal taxation under 501(c) of the Internal Revenue Code and is listed in Section 170(c) of the Internal Revenue Code as an authorized recipient of charitable contributions. We require that printed and dated evidence of the qualification of the charitable organization be provided with the application.
†† Contact the charitable organization directly to get its 501(c) Tax ID No.
For IUL/VUL Products
56. Death Benefit Option Option A (Level) Option B (Face Amount and Policy Account Value) 57. Definition of Life Insurance Test Guideline Premium Test Cash Value Accumulation Test
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Premium
(IUL/VUL Products Only)
58. Planned Periodic Premium (PPP) $ 59. Initial Premium/1035 Exchange $
60. Premium Mode *Annual Semi Annual **Quarterly **Monthly (not available on Term Products) 61. Billing Method Direct Bank Draft Salary Allotment Single Pay (No Premium Billing will be sent)
*Direct billing for Term One is only available on Annual mode. **Bank Draft availability
Bank Draft Information – (Please note more than 1 premium may be deducted from your account based on the Register date of the policy.) STOP (Please complete the System-matic form.) a. IUL/VUL Draft Day of the Month (available 1st – 28th) Depending on the due date chosen, an additional draft could occur when the policy is placed inforce to prevent lapse status.
Quarterly mode is not available for Bank Draft on Term Policies. Term policies Draft Day is equal to the Register Date. b. In lieu of Voided Check, use the first premium check to set up System-matic Payment Plan.
Salary Allotment Information c. Unit Name Unit #
SSN/TIN/EIN Register Date (mm/dd/yyyy) If Allotter is not Proposed Insured, Name
62. Will there be payment submitted with the application? Yes No
(If “Yes,” STOP please complete the Limited Temporary Insurance Agreement and Questionnaire with the application.)
Source of Funds
The following questions refer to the Proposed Insured, Proposed Owner(s), Beneficiary(ies), Trust(s) or any legal entity(ies) owning the policy.
63. Do you intend to finance any of the premium required to pay this policy through a financing or loan agreement? Yes No
If “Yes,” with whom are you financing
64. Please indicate the source of funds used to purchase this insurance:
Income Investment/Savings Loans Gifts/Inheritance 1035 Exchange Other (please specify) Settled Contracts (details)
65. Have any of the Parties been offered or promised any incentive (financial or otherwise) as an inducement to apply for or purchase the proposed policy, such as (but not limited to), zero cost or no cost life insurance or cash payments? Yes No 66. Has any compensation or other inducement (including cash offers or discussions of free insurance, any forgiveness or potential forgiveness of debt, or other benefits) been discussed or offered directly or indirectly to any of the following in connection with the application for the purchase of this policy: the Proposed Insured,
Owner or Beneficiary, the Beneficiary of any Trust owning the policy, and/or the owner of any legal entity owning the policy, or is any expectation of receiving any such compensation or inducement? Yes No
If “Yes,” please give details
(If additional space is needed, please use the Remarks section below.)
Remarks Section/Additional Comments
Question # Comments/Additional Information
If you need additional space, please attach a separate sheet.
ICC22-LIFE-App Page 5 of 8

EQUITABLE
Equitable Financial Life Insurance Company
Equitable Financial Life Insurance Company of America
Mailing address: PO Box 1047, Charlotte, NC 28201-1047
Section D – Authorization/Agreement Signatures
Forming a Part of the Application for Life Insurance Acknowledgement of Our Underwriting Process
I (We) acknowledge that I (we) have reviewed the statement of the Underwriting Process of the Company(ies) (the ‘‘Statement’’) which describes from whom and why the Company(ies) obtains information about me (us), to whom such information may be reported and how I (we) may obtain a copy of it. The Statement contains the notice required by the Fair Credit Reporting Act. I (We) acknowledge that in the event the Company(ies) use lab results from another insurance company authorized by me (us) it does so with the belief that I (we) have satisfied all consent and disclosure procedures for the other insurance company.
Authorization to Obtain Health and MIB,LLC Information
I the Proposed Insured authorize any medical professional, hospital, clinic, laboratory or other medical institution, pharmacy benefit manager, insurer, or any other person or organization to disclose health information about me(us). Health information includes my (our) (i) medical history, (ii) prescription, drug or treatment history, (iii) confidential information related to Human Immunodeficiency Virus (HIV) test results or diagnosis as well as information regarding mental health, alcohol and/or drug use. (iv) genetic information and genetics test results to the extent permitted by law.
I/We authorize the MIB,LLC, a not-for-profit organization, and any MIB,LLC member insurer, to provide any medical and personal information that it has about me(us) to the Company(ies), its reinsurer or any MIB,LLC-authorized third-party administrator performing underwriting services on the Company(ies) behalf. I (We) authorize the Company(ies), its reinsurer or authorized third-party administrator, to make a brief report of my(our) medical and personal information to MIB,LLC.
Authorization to Obtain Non-Health Information
I (We) authorize any employer, business associate, government unit, financial institution, accountant, attorney, consumer reporting agency, the MIB,LLC, my (our) insurance agency and my (our) financial professional to disclose to the
Company(ies) and its authorized representatives any information they may have about my (our) occupation, avocations, insurance activities, finances, credit histories, credit scores, driving record, character and general reputation. I (We) authorize the Company(ies) to obtain investigative consumer reports, as appropriate.
Purpose of Authorizations
I (We) understand that the information obtained will be used by the Company(ies) to determine my (our) eligibility for life insurance coverage and such other uses specified in accordance with the Statement attached to this application. In addition, information may be disclosed to the MIB,LLC and the Company(ies) reinsurers.
Coverage Conditions
I (We) understand that the Company(ies) may not issue coverage unless I (we) provide this authorization, and that, while I (we) may refuse to sign this authorization, my (our) refusal to do so could result in coverage not being issued.
Additional Authorizations
I (We) understand that the Company(ies) may request additional authorizations in order to obtain the information the Company(ies) needs to complete its review of my (our) application and, if the policy is issued, in connection with any claim asserted under the policy, I (we) understand that I (we) am (are) not required to provide these authorizations but that, if I (we) choose not to provide them, this application and any claim made under the policy, if issued, may be rejected.
Duration
Unless otherwise revoked, I (we) agree that this authorization will expire on the earlier of: (a) the date that the
Company(ies) declines my (our) application for coverage; and (b) if a policy is issued, (i) 24 months from the date of my (our) application, or (ii) the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery. I (We) understand that I (we) may revoke my (our) authorizations at any time, except to the extent that the Company(ies) has (have) taken action in reliance on this authorization, and that this application and any claim made under the policy, if issued, may be rejected. My (Our) revocation must be submitted in writing to: Chief Underwriter, 8501 IBM Drive, mail code 2W-5, Charlotte, NC 28262.
Authorization if Bank Draft is Elected
I (We) request and authorize my (our) Bank to charge monthly or quarterly my (our) checking account to pay premiums due under the policy(ies). It is understood that debits will be made automatically after the effective date determined by the
Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies, and if charges are overlooked or inadvertently not made, the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies may charge my (our) account at a later date provided the policy(ies) is (are) active. I (We) understand that the use of the Bank Draft Payment Plan does not change any policy provision. I (We) understand this authorization is to remain in full force and in effect, unless terminated. I (We) understand this Plan may be terminated by the depositor, the
Owner or the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies upon
ICC22-LIFE-App Page 6 of 8

Authorization if Bank Draft is Elected (Continued)
30 days written notice to the other parties or if any charge due is not paid or is reversed by the Bank. I (We) understand this Plan may be terminated upon closing of my account. I (We) understand if this Plan is terminated, premiums for regular or scheduled premium policies will be payable directly to the Company checked on page 1 above Part 1 of the Application. I (We) agree that this Plan may be terminated if any debit is not honored by the Bank or Depository for any reason. I (We) further agree that if any such charge is dishonored, whether with or without cause and whether intentionally or inadvertently, the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies shall be under no liability whatsoever, even if such dishonor results in the forfeiture of insurance.
Agreement
Each signer of this Application agrees that:
1) Except when the required money is paid with this Application and as stated in the Temporary Insurance Agreement/ Receipt, no insurance shall take effect on this Application: (a) until the date the policy and all amendments are delivered to the Owner(s) and all delivery requirements have been completed; (b) before any Register Date of the policy; and (c) unless the statements and answers in all parts of this Application and any applicable supplements continue to be true and complete to the best of my (our) knowledge and belief, without material change, as of the latest of the date: (i) the policy and all amendments are delivered to the Owner(s); (ii) all delivery requirements have been completed; and (iii) the full initial premium is paid while the person proposed for insurance is living.
2) If temporary insurance is to be provided, the full initial premium must accompany this Application; the Proposed Insured and owner(s) understand and agree to the terms of the Temporary Insurance Agreement/Receipt and have executed and the Owner(s) has received a copy of the Temporary Insurance Agreement/Receipt.
3) The Temporary Insurance Agreement/Receipt states the conditions that must be met before any insurance takes effect if the full initial premium is paid with this Application. Temporary insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.
4) No financial professional or medical examiner has authority to modify this Application and/or its supplements or questionnaires, the Temporary Insurance Agreement/Receipt (if applicable), or to waive any of our any of the Company’s rights or requirements.
5) We shall not be bound by any information unless it is stated in Application Part 1, Application Part 2 or any of its supplements or questionnaires.
6) I (We) acknowledge receipt of the Living Benefits Brochure (Accelerated Death Benefit Rider Brochure), where applicable.
7) I (We) acknowledge that no representation is made that a particular rate or risk classification is being offered based on the information provided in response to the policy Application questions.
8) I (We) represent and certify to the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies that none of the monies utilized to fund this policy derived directly or indirectly from illegal activities or sources and/or tax evasion.
Taxpayer Identification Number Certification
Under the penalties of perjury, I (we) certify that (i) the number showing on this form is my (our) correct Taxpayer Identification Number (Social Security Number, Employer Identification Number or other Taxpayer Identification Number), and (ii) I (we) am
(are) not subject to backup withholding because (A) I (we) am (are) exempt from backup withholding or (B) I (we) have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding and (iii) I (we) am (are) a U.S. person (including a U.S. resident alien). Certification Instructions: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. The Internal revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.
Fraud Disclosure
ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.
Acknowledgements
I (We) have a right to ask for and receive copies of this Authorization/Agreement Signature Form and all other authorizations signed by me (us). I (We) agree that reproduced copies will be as valid as the original.
PLEASE INDICATE YOU HAVE REVIEWED THE APPLICATION AND QUESTIONNAIRES AS THEY HAVE BEEN COMPLETED BY CHECKING THE APPROPRIATE BOX(ES) BELOW. FAILURE TO CHECK THE APPROPRIATE BOX(ES) WILL REQUIRE YOU TO SIGN AN APPLICATION AMENDMENT.
ICC22-LIFE-App Page 7 of 8

☐ Application for Individual Life Insurance – Part 1
Supplements
☐ IUL Investment Options Supplement ☐ VUL Investment Options Supplement ☐ COIL Institutional Series Investment Options Supplement
Section C—Additional Underwriting Requirements and Questionnaires
☐ Aviation Questionnaire ☐ Long-Term Care Services Rider Questionnaire ☐ Avocation Questionnaire (I have received the Outline of Coverage and, if ☐ Children’s Term Insurance Rider Questionnaire required, the Personal Worksheet.) ☐ Entity Owner Questionnaire for New Business ☐ Medical Information Questionnaire ☐ Financial Information Questionnaire ☐ Personal History Questionnaire ☐ Foreign Residence and Travel Information ☐ Substance Usage Questionnaire Questionnaire ☐ Term Policy/Rider Conversion or Purchase Option ☐ Individually Owned Policy/Business Insurance Questionnaire
Questionnaire ☐ Trust Owner Questionnaire and Certification for
☐ Juvenile Insurance Questionnaire New Business ☐ Limited Temporary Insurance Agreement and Questionnaire
Signatures
I (We), the undersigned agree that the statements and answers in all parts of the Application and any application questionnaires checked above are true and complete to the best of my (our) knowledge and belief. Further, I (we) understand that I am (we are) agreeing to all the terms and conditions of this application, including, but not limited to, the Authorization/Agreement Signature.
X Signature of Proposed Insured 1
(Parent, Guardian, or Applicant if Proposed Insured is a Child, Issue Ages (0-14; 0-17 in PA))
X Signature of Proposed Owner or Applicant Signed in City, State Date (mm/dd/yyyy)
(If corporation, print firm’s name, signature and title of authorized officer.)
(If Trust, signature of trustee and title.)
X Signature of Proposed Joint Owner Signed in City, State Date (mm/dd/yyyy)
(If corporation, print firm’s name, signature and title of authorized officer.)
(If Trust, signature of trustee and title.)
Financial Professional to Complete This Section
Will any existing insurance be replaced, changed or affected (or has it been) assuming the insurance applied for will be issued? ☐ Yes ☐ No If ‘‘Yes,’’ is the information provided the Other Insurance section of the core application complete and accurate for the Proposed Insured and Proposed Owner(s) ☐ Yes ☐ No If ‘‘No,’’ please provide details Application I certify that Part I have 1 and asked know and of recorded nothing affecting completely the and risk accurately that has not the been answers recorded to all herein. questions on the fully completed ☐ I have witnessed the signature required on the fully completed Part 1.
☐ I have not witnessed the signature required on the fully completed Part 1. Please provide explanation:
Certification in this and any for other VUL Policies part of the only application(s), —Based on the I certify information that I have furnished reasonable by the grounds Proposed for Insured believing and the Proposed purchase Owner(s) of the that policy no applied written for sales is suitable materials for other the Applicant than those or furnished the Owner. by I the further Company certify the checked current on prospectuses Page 1 were were used. delivered and
Financial Professional Signature – Required for All Applications
X Signature of Licensed Professional/Insurance Broker Dated on (mm/dd/yyyy)
Print Financial Professional’s Name: License #:
ICC22-LIFE-App Page 8 of 8